EXHIBIT 32.1

Section 1350 Certification

In connection with this Quarterly Report of SUNRISE REAL ESTATE GROUP, INC. (the "Company") on Form 10−Q for the nine months ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request and for the periods indicated.

Date: December 17, 2018

By:	/s/ Pan, Yu-Jen
Pan, Yu-Jen, Chief Executive Officer

Date: December 17, 2018

By:	/s/ Mi, Yong Jun
Mi, Yong Jun, Chief Financial Officer